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                                                                      EXHIBIT 21
                                                                      ----------


                                     TAMBRANDS INC.

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Subsidiaries of the registrant.
------------------------------

       (1)                         (2)                      (3)
                                                   Percentage of Voting
                                                     Securities Owned
                                                 --------------------------
                             State or Country     By the         By Other
Name of Subsidiary           of Organization     Company       Subsidiaries
------------------           ----------------    -------       ------------
Tambrands Europe Ltd.             Delaware           100%

Industrial Catenation             South Africa                     100% (a)
  Services (Pty) Ltd.

TIM International                 Delaware           100%
  Investments Incorporated

Tambrands Dosmil, S.A. de C.V.    Mexico                           100% (b)

Tambrands Brasil Ltd.             Delaware           100%

Shenyang Tambrands                People's Republic   80%
  Company Limited                 of China

Tambrands AG                      Switzerland                      100% (a)

Tambrands Canada Inc.             Canada             100%

Tambrands PACE, Inc.              Delaware           100%

Tambrands spol. s.r.o.            Czech Republic                   100% (c)

Tambrands France S.A.             France                           100% (a)

Tambrands Industria e             Brazil              99% (d)
  Comercio Limitada

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


       (1)                         (2)                      (3)
                                                   Percentage of Voting
                                                     Securities Owned
                                                 --------------------------
                             State or Country     By the         By Other
Name of Subsidiary           of Organization     Company       Subsidiaries
------------------           ----------------    -------       ------------


Tambrands Limited               United Kingdom                     100% (a)

Tambrands Ireland Limited       Ireland                            100% (e)

Tambrands Polska Sp. Z o.o.     Poland                             100% (c)

Tambrands South Africa          South Africa                       100% (f)
  (Pty) Ltd.

Tambrands - St. Petersburg      Russia                             100% (g)

Tambrands Ukraine               Ukraine                            100% (g)

Tambrands de Venezuela, C.A.    Venezuela                          100% (c)

ZAO Tambrands                   Russia                             100% (a)


Notes:    (a) Owned by Tambrands Europe Ltd.
          (b) Owned by TIM International Investments Incorporated.
          (c) Owned by Tambrands PACE, Inc.
          (d) Owned by the Company in part directly and in part indirectly through Tambrands Brasil Ltd.
          (e) Owned by Tambrands Limited.
          (f) Owned by Industrial Catenation Services (Pty) Ltd.
          (g) Owned by Tambrands Limited and Tambrands PACE, Inc.

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